UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8‑K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report: August 19, 2015
(Date of earliest event reported)

SUN COMMUNITIES, INC.
(Exact name of registrant as specified in its charter)

Maryland	1-12616	38-2730780
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

27777 Franklin Rd.
Suite 200
Southfield, Michigan	48034
(Address of Principal Executive Offices)	(Zip Code)

(248) 208-2500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On August 19, 2015, Sun Communities Operating Limited Partnership (“SCOLP”), as borrower, and Sun Communities, Inc. (the “Company”), and certain of its subsidiaries as guarantors, entered into an Amended and Restated Credit Agreement (the “Credit Agreement”) with Citibank, N.A. (“Citibank”), as Administrative Agent, Swing Line Lender and L/C Issuer, Citigroup Global Markets, Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, and BMO Capital Markets, as Joint Lead Arrangers and Joint Book Running Managers, Bank of America, N.A. and Bank of Montreal, as Co-Syndication Agent, Fifth Third Bank, an Ohio Banking Corporation and Regions Bank, as Co-Documentation Agents and the other lenders, PNC Bank, National Association, Royal Bank of Canada, U.S. Bank National Association, Associated Bank, N.A., Comerica Bank and Flagstar Bank, FSB.

Pursuant to the Credit Agreement, SCOLP may borrow up to $450.0 million under a senior credit facility, comprised of a $392.0 million revolving loan and $58.0 million term loan (the “Facility”). The Credit Agreement also permits, subject to the satisfaction of certain conditions, additional commitments from one or more of the existing lenders or other lenders (with the consent of the Administrative Agent and the other lenders) in an amount not to exceed $300.0 million. If additional borrowings are made pursuant to any such additional commitments, the aggregate borrowing limit under the Facility may be increased up to $750.0 million. The Facility has a four-year term ending August 19, 2019, and at SCOLP's option the maturity date may be extended for two additional six-month periods, subject to the satisfaction of certain conditions. The Facility bears interest at a floating rate based on the Eurodollar rate plus a margin that is determined based on the Company’s leverage ratio calculated in accordance with the Credit Agreement, which can range from 1.40% to 2.25% for the revolving loan and 1.35% to 2.20% for the term loan. Based on the Company’s current leverage ratio, the current margin is 1.45% and 1.40% on the revolving and term loans, respectively. At the time of the closing, there were $262 million in borrowings under the Facility. The Facility replaces the Company's $350.0 million revolving line of credit, which was scheduled to mature in May 2017.

The Facility is full recourse to SCOLP, the Company and each of the subsidiary guarantors. At the lenders’ option, the Facility will become immediately due and payable upon an event of default under the Credit Agreement.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the Credit Agreement which is filed as Exhibit 10.1 to this Form 8-K and incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in and incorporated into Item 1.01 above is hereby incorporated in this Item 2.03 by reference.

Item 8.01	Other Events.

On August 20, 2015, the Company issued a press release announcing the closing of the Credit Agreement described in Item 1.01 above. The full text of the press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits:
Exhibit No.	Description
10.1
Amended and Restated Credit Agreement, dated August 19, 2015, among Sun Communities Operating Limited Partnership, as Borrower, Citibank, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, Citigroup Global Markets, Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, and BMO Capital Markets, as Joint Lead Arrangers and Joint Book Running Managers, Bank of America, N.A. and Bank of Montreal, as Co-Syndication Agent, Fifth Third Bank, an Ohio Banking Corporation and Regions Bank, as Co-Documentation Agents

99.1	Press Release, dated August 20, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

SUN COMMUNITIES, INC.
Dated: August 24, 2015	By:	/s/ Karen J. Dearing
Karen J. Dearing, Executive Vice President, Chief Financial Officer, Secretary and Treasurer

EXHIBIT INDEX

Exhibit No.	Description
10.1
Amended and Restated Credit Agreement, dated August 19, 2015, among Sun Communities Operating Limited Partnership, as Borrower, Citibank, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, Citigroup Global Markets, Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, and BMO Capital Markets, as Joint Lead Arrangers and Joint Book Running Managers, Bank of America, N.A. and Bank of Montreal, as Co-Syndication Agent, Fifth Third Bank, an Ohio Banking Corporation and Regions Bank, as Co-Documentation Agents

99.1	Press Release, dated August 20, 2015